Exhibit 99

    GATEWAY FINANCIAL HOLDINGS REPORTS THIRD QUARTER 2005 NET INCOME OF $1.0
                                MILLION, UP 85.7%

    ELIZABETH CITY, N.C., Oct. 17 /PRNewswire-FirstCall/ -- Gateway Financial Holdings, Inc. (Nasdaq: GBTS), the holding company for Gateway Bank & Trust Co., reported net income for the third quarter of 2005 of $1.0 million compared with $547 thousand for the third quarter of 2004, an increase of $469 thousand or 85.7%. Performance was driven by strong revenue growth from the Company's rapidly expanding commercial customer base. Diluted earnings per share were $0.13 for the third quarter of 2005 compared with $0.10 for the same period of the prior-year, an increase of 30.0%. Weighted average diluted shares outstanding have increased 42.6% year-over-year, most notably as a result of a fourth quarter 2004 public offering of 1,932,000 shares of common stock. As a result of this event, average diluted shares outstanding for the third quarter of 2005 were 7,775,253 compared with 5,451,832 shares for the third quarter of 2004.

    For the first nine months of 2005, the Company reported net income of $2.7 million compared with $1.4 million for the prior-year period, an increase of $1.3 million or 98.3%. Diluted earnings per share were $0.35 for the current year-to-date-period compared with $0.28 for last year, an increase of 25.0%. Per share results were impacted by the conversion of warrants to purchase 1,320,817 shares of common stock during 2004 and a fourth quarter 2004 public offering of 1,932,000 shares of common stock. These two events increased average diluted shares outstanding for the first nine months of 2005 to 7,717,784, an increase of 60.1% over the 4,819,412 shares for the first nine months of 2004.

    Commenting on these results, D. Ben Berry, Chairman and CEO, stated, "We are pleased to report another record quarter. Our expansion initiatives into high-growth Virginia and North Carolina markets continue to drive double-digit loan and deposit growth -- even when measured on a sequential quarterly basis. This exceptional growth has been a consistent achievement, and I want to give credit to the talented team of bankers that have executed our growth strategy so well. Also, our loan portfolio continues to be one of the soundest in the banking industry; we are consistently below ten basis points in charge-offs. And third, we are improving our efficiency each and every quarter, even as we continue to expand into new markets at a record pace.

    "We look forward to serving the Raleigh and Williamsburg markets in the near future with the same high-caliber service that we provide to customers at our existing locations; we already have an exceptional loan production office in Wilmington and we plan to open a full service branch in the near future. We are optimistic about the growth opportunities that entrance into these attractive markets will offer."

    Total revenue, defined as net interest income and non-interest income, for the third quarter of 2005 was $8.1 million, an increase of 63.7% above the $5.0 million reported for the third quarter of 2004. Net interest income was $6.1 million, a $2.7 million or 81.2% increase over the $3.4 million reported for the third quarter of 2004. The increase reflects a 75.4% increase in average earning assets combined with a 12-basis point improvement in the net interest margin to 3.78%. Mr. Berry noted that Gateway's asset-sensitive balance sheet, combined with the ability of Gateway bankers to attract core deposits, has protected the bank's margin.

    Non-interest income was $2.0 million, an increase of 26.4% above prior- year third quarter levels. The increase was driven by a 63.5% increase in service charges on accounts and a 9.4% increase in other income. The increase in other income includes growth in insurance and brokerage operations.

    Non-interest expense for the third quarter of 2005 was $6.0 million, a 58.5% increase from the $3.8 million reported in the third quarter of 2004. This growth reflects significant infrastructure expansion. During the last twelve months, Gateway opened or acquired seven branches and added 64 new employees. As a result, salaries and benefits increased 49.4% and occupancy and equipment rose 65.2%. The efficiency ratio improved to 74.1% for the third quarter of 2005 from 76.6% a year ago.

    At September 30, 2005, total assets were $740.3 million, an increase of $328.1 million, or 79.6%, over the $412.2 million reported twelve months ago. Loans increased $258.8 million, or 78.1%, to $590.4 million; virtually all of this growth was organic. Deposits rose $293.8 million, or 99.8%, to $588.1 million. Borrowings, including junior subordinated debentures, totaled $83.7 million at September 30, 2005, an increase of $5.9 million or 7.5% from twelve months ago.

    Mr. Berry added, "The quality of our loan portfolio is exceptional. Over the last twelve months, we have reduced nonperforming loans by 65.6%, to under a tenth of a percent of total loans -- while growing the loan portfolio by 78.1%. We have maintained this exceptional level of asset quality since our inception, and our success at effectively managing our credits continues." Net charge-offs for the third quarter of 2005 were $36,000 compared with $11,000 for the year-ago quarter. Past due and non-accrual loans were $390,000 or 0.07% of total loans at September 30, 2005, compared with $1.1 million or 0.34% of total loans twelve months ago. At September 30, 2005, the allowance for loan losses was $5.6 million, or 0.94% of total loans.

    Stockholders' equity at third quarter-end totaled $67.2 million, an increase of $28.1 million, or 71.7%, from twelve months ago. The approximately 1.9 million new shares issued over the last twelve months added approximately $24.9 million to Gateway's capital base. Stockholders' equity equaled 9.1% of total assets, and the total risk-based capital ratio was 12.8% at period-end, well in excess of the "well-capitalized" regulatory threshold.

    Mr. Berry concluded, "Third quarter performance confirms the success of our expansion strategy into high growth markets. We remain confident that this strategy will provide continuing momentum for future earnings growth."

    About the Company
    Gateway Financial Holdings, Inc. is the parent company of Gateway Bank & Trust Co. Gateway Bank & Trust Co. is a full-service community bank with a total of eighteen offices in Elizabeth City (3), Edenton, Kitty Hawk, Nags Head, Moyock, Plymouth and Roper, North Carolina, and in Virginia Beach (5), Chesapeake (2), Suffolk and Emporia, Virginia. The Bank also provides insurance through its Gateway Insurance Services, Inc. subsidiary and brokerage services through its Gateway Investment Services, Inc. subsidiary.

    Forward-Looking Statements
    Statements contained in this news release, which are not historical facts, are forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. Amounts herein could vary as a result of market and other factors. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by the Company with the Securities and Commission from time to time. Such forward- looking statements may be identified by the use of such words as "believe," "expect," "anticipate," "should," "planned," "estimated," and "potential." Examples of forward-looking statements include, but are not limited to, estimates with respect to the financial condition, expected or anticipated revenue, results of operations and business of the Company that are subject to various factors which could cause actual results to differ materially from these estimates. These factors include, but are not limited to, general economic conditions, changes in interest rates, deposit flows, loan demand, real estate values, and competition; changes in accounting principles, policies, or guidelines; changes in legislation or regulation; and other economic, competitive, governmental, regulatory, and technological factors affecting the Company's operations, pricing, products and services. The Company undertakes no obligation to update or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

Gateway Financial Holdings, Inc. and Subsidiary
Third Quarter 2005 Results

                 GATEWAY FINANCIAL HOLDINGS, INC. AND SUBSIDIARY
                        CONSOLIDATED FINANCIAL HIGHLIGHTS
                                   (Unaudited)

                                                                 Quarterly
                                                --------------------------------------------
                                                  3rd Qtr         2nd Qtr         1st Qtr
(dollars in thousands except per share data)        2005            2005            2005
---------------------------------------------   ------------    ------------    ------------
EARNINGS
   Net interest income                          $      6,133           5,418           4,671
   Provision for loan losses                    $        550             500             400
   Non Interest income                          $      2,007           2,052           1,671
   Non Interest expense                         $      6,029           5,618           4,801
   Pre-tax income                               $      1,561           1,352           1,141
   Net income                                   $      1,016             901             802
   Basic earnings per share                     $       0.14            0.12            0.11
   Diluted earnings per share                   $       0.13            0.12            0.10
   Weighted average basic shares
    outstanding                                    7,406,785       7,379,836       7,362,187
   Weighted average diluted shares
    outstanding                                    7,775,253       7,737,240       7,680,432

PERFORMANCE RATIOS
   Return on average assets                             0.56%           0.56%           0.57%
   Return on average common equity                      6.08%           5.49%           5.04%
   Net interest margin (fully tax-
    equivalent)                                         3.78%           3.76%           3.75%
   Efficiency ratio                                    74.07%          75.20%          75.71%
   Full-time equivalent employees                        225             217             205
CAPITAL
   Average equity to average assets                     9.23%          10.21%          11.24%
   Tier 1 leverage capital ratio                       11.50%          11.79%          12.41%
   Tier 1 risk-based capital ratio                     11.89%          12.49%          14.46%
   Total risk-based capital ratio                      12.80%          13.38%          15.40%
   Book value per share                         $       9.01            8.94            8.72
   Cash dividend per share                      $       0.02            0.02            0.02

ASSET QUALITY
   Gross loan charge-offs                       $         38              10               7
   Net loan charge-offs                         $         36               9               6
   Net loan charge-offs to average
    loans                                               0.01%           0.00%           0.00%
   Allowance for loan losses                    $      5,562           5,048           4,557
   Allowance for loan losses to
    total loans                                         0.94%           0.95%           1.02%
   Past due and nonaccrual loans                $        390             618           1,078
   Past due and nonaccrual loans
    to total loans                                      0.07%           0.12%           0.24%
   Other real estate and
    repossessed assets                          $          0               0               0

END OF PERIOD BALANCES
   Loans (before allowance)                     $    590,439         532,227         446,526
   Total earning assets (before
    allowance)                                  $    669,534         609,254         530,732
   Total assets                                 $    740,279         678,560         591,445
   Deposits                                     $    588,058         525,115         435,868
   Stockholder's equity                         $     67,193          66,148          64,218

AVERAGE BALANCES
   Loans (before allowance)                     $    559,498         495,090         413,995
   Total earning assets (before
    allowance)                                  $    643,044         577,865         505,049
   Total assets                                 $    718,237         638,491         573,470
   Deposits                                     $    572,354         463,356         429,363
   Stockholder's equity                         $     66,302          65,163          64,594

               GATEWAY FINANCIAL HOLDINGS, INC. AND SUBSIDIARY
                        CONSOLIDATED FINANCIAL HIGHLIGHTS
                                   (Unaudited)

                                                                  Quarterly
                                                       -------------------------------
                                                          4th Qtr           3rd Qtr
(dollars in thousands except per share data)                2004             2004
--------------------------------------------------     --------------   --------------
EARNINGS
   Net interest income                                          4,007            3,385
   Provision for loan losses                                      450              400
   Non Interest income                                          1,662            1,618
   Non Interest expense                                         4,363            3,833
   Pre-tax income                                                 856              770
   Net income                                                     638              547
   Basic earnings per share                                      0.11             0.11
   Diluted earnings per share                                    0.10             0.10
   Weighted average basic shares
    outstanding                                             6,648,935        5,197,289
   Weighted average diluted shares
    outstanding                                             6,931,071        5,451,832

PERFORMANCE RATIOS
   Return on average assets                                      0.50%            0.54%
   Return on average common equity                               4.29%            5.68%
   Net interest margin (fully tax-
    equivalent)                                                  3.58%            3.66%
   Efficiency ratio                                             76.96%           76.60%
   Full-time equivalent employees                                 191              161

CAPITAL
   Average equity to average assets                             11.68%            9.45%
   Tier 1 leverage capital ratio                                13.89%           11.91%
   Tier 1 risk-based capital ratio                              16.41%           13.64%
   Total risk-based capital ratio                               16.92%           15.28%
   Book value per share                                          8.78             7.53
   Cash dividend per share                                       0.02             0.00

ASSET QUALITY
   Gross loan charge-offs                                          81               12
   Net loan charge-offs                                            80               11
   Net loan charge-offs to average
    loans                                                        0.02%            0.00%
   Allowance for loan losses                                    4,163            3,793
   Allowance for loan losses to total
    loans                                                        1.09%            1.14%
   Past due and nonaccrual loans                                  913            1,134
   Past due and nonaccrual loans to
    total loans                                                  0.24%            0.34%
   Other real estate and repossessed
    assets                                                          0                0

END OF PERIOD BALANCES
   Loans (before allowance)                                   381,956          331,602
   Total earning assets (before
    allowance)                                                478,852          372,522
   Total assets                                               535,728          412,150
   Deposits                                                   406,259          294,255
   Stockholder's equity                                        64,318           39,143

AVERAGE BALANCES
   Loans (before allowance)                                   350,006          319,628
   Total earning assets (before
    allowance)                                                444,561          366,536
   Total assets                                               505,911          407,904
   Deposits                                                   400,203          299,437
   Stockholder's equity                                        59,121           38,549

                 GATEWAY FINANCIAL HOLDINGS, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                        THREE MONTHS     THREE MONTHS
                                                            ENDED           ENDED
                                                        September 30,    September 30,
                                                            2005             2004
                                                       --------------   --------------
                                                         (Unaudited)      (Unaudited)
                                                            (Amounts in thousands,
                                                              except share and
                                                               per share data)
INTEREST INCOME
   Loans, including fees                               $        9,884   $        4,635
   Investment securities                                          648              345
   Interest-earning bank deposits                                  83               13
   Other interest and dividends                                    47               37
      Total interest income                                    10,662            5,030

INTEREST EXPENSE
   Deposits                                                     3,708            1,140
   Short term debt                                                 32              230
   Long term debt                                                 789              275
      Total interest expense                                    4,529            1,645

      Net interest income                                       6,133            3,385

   Provision for loan losses                                      550              400

      Net interest income after
       provision for loan losses                                5,583            2,985

NON INTEREST INCOME
   Service charges on accounts                                    623              381
   Net gain on sales of securities                                 64                0
   Other income                                                 1,320            1,207
      Total non interest income                                 2,007            1,588

NON INTEREST EXPENSE
   Salaries and benefits                                        2,943            1,970
   Occupancy and equipment                                      1,163              704
   Data processing fees                                           218              152
   Other expense                                                1,705              977
      Total non interest expense                                6,029            3,803

      Income before income taxes                                1,561              770

   Income taxes                                                   545              223

      Net income                                       $        1,016   $          547

   Basic earnings per share                            $         0.14   $         0.11

   Diluted earnings per share                          $         0.13   $         0.10

   Weighted average basic shares
    outstanding                                             7,406,785        5,197,289

   Weighted average diluted shares
    outstanding                                             7,775,253        5,451,832

                 GATEWAY FINANCIAL HOLDINGS, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                        NINE MONTHS      NINE MONTHS
                                                           ENDED            ENDED
                                                        September 30,    September 30,
                                                            2005             2004
                                                       --------------   --------------
                                                        (Unaudited)       (Unaudited)
                                                           (Amounts in thousands,
                                                                 except share
                                                              and per share data)
INTEREST INCOME
   Loans, including fees                               $       24,683   $       12,154
   Investment securities                                        2,176            1,162
   Interest-earning bank deposits                                 114               26
   Other interest and dividends                                   164               97
      Total interest income                                    27,137           13,439

INTEREST EXPENSE
   Deposits                                                     8,360            3,235
   Short term debt                                                881              354
   Long term debt                                               1,674              916
      Total interest expense                                   10,915            4,505

      Net interest income                                      16,222            8,934

   Provision for loan losses                                    1,450              975

      Net interest income after
       provision for loan losses                               14,772            7,959

NON INTEREST INCOME
   Service charges on accounts                                  1,637            1,046
   Net gain on sales of securities                                 83              160
   Other income                                                 4,011            2,959
      Total non interest income                                 5,731            4,165

NON INTEREST EXPENSE
   Salaries and benefits                                        8,095            5,425
   Occupancy and equipment                                      3,350            2,071
   Data processing fees                                           661              409
   Other expense                                                4,343            2,356
      Total non interest expense                               16,449           10,261

      Income before income taxes                                4,054            1,863

   Income taxes                                                 1,335              492

      Net income                                       $        2,719   $        1,371

   Basic earnings per share                            $         0.37   $         0.32

   Diluted earnings per share                          $         0.35   $         0.28

   Weighted average basic shares
    outstanding                                             7,383,818        4,348,345

   Weighted average diluted shares
    outstanding                                             7,717,784        4,819,412

                 GATEWAY FINANCIAL HOLDINGS, INC. AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEETS

                                             SEPT 30,      DECEMBER 31,      SEPT 30,
                                               2005            2004            2004
                                           (Unaudited)      (Audited)      (Unaudited)
                                             ($,000)         ($,000)         ($,000)
                                           ------------    ------------    ------------
ASSETS
   Cash and due from banks                 $     13,405    $      9,028    $      7,853
   Interest-earnings deposits in
    other banks                                   3,382           1,245           1,342
      Total cash and cash equivalents            16,787          10,273           9,195

   Securities available for sale                 71,113          92,608          35,926
   Federal Home Loan Bank stock                   3,877           2,321           2,930
   Federal Reserve Bank stock                       722             722             722

   Total loans                                  590,439         381,956         331,602
   Allowance for loan losses                     (5,562)         (4,163)         (3,793)
      Total loans, net                          584,877         377,793         327,809

   Premises and equipment, net                   27,110          18,895          14,760
   Bank owned life insurance policies            17,010          16,507          11,385
   Accrued interest receivable                    4,491           2,697           1,879
   Other assets                                  14,292          13,912           7,544

      Total assets                         $    740,279    $    535,728    $    412,150

LIABILITIES AND STOCKHOLDERS' EQUITY
   Deposits:
      Noninterest-bearing                  $     78,818    $     52,348    $     50,338
      Interest-bearing                          509,240         353,911         243,918
         Total deposits                         588,058         406,259         294,256

   Short term debt                                6,202          35,861          58,600
   Long term debt                                77,465          28,065          19,200
   Accrued expenses and other
    liabilities                                   1,361           1,225             951
         Total liabilities                      673,086         471,410         373,007

STOCKHOLDERS' EQUITY
   Common stock                                  63,696          62,726          37,822
   Retained earnings                              4,117           1,813           1,270
   Accumulated other comprehensive
    income (loss)                                  (620)           (221)             51
      Total stockholders' equity                 67,193          64,318          39,143

      Total liabilities and
       stockholders' equity                $    740,279    $    535,728    $    412,150